Exhibit 16.0




July 31, 2003


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

To the Commissioner:

We have read the statements made by American United Global, Inc. (copy attached), which we understand was filed with the Commission, pursuant to Item 4 of of Form 8-K, as part of the Company's Form 8-K report dated July 30, 2003. We agree with the statements concerning our Firm in such Form 8-K.




Very truly yours,


/s/Bagell Josephs & Company, LLC
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Bagell Josephs & Company, LLC
Gibbsboro, New Jersey